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excerpts FROM The

BlackRock®

2014 ANNUAL REPORT

TRUSTED TO MANAGE MORE MONEY THAN ANY OTHER INVESTMENT FIRM IN THE WORLD

WE BUILT BLACKROCK ON

SUPERIOR INVESTMENT PERFORMANCE

RELENTLESS CLIENT FOCUS

A DIFFERENTIATED INVESTMENT PLATFORM

GLOBAL AND LOCAL STRENGTH

Statement on cover is based on $4.65 trillion of assets under management as of 12/31/14.

RISK Management & ALADDIN®

As the world of investing grows increasingly complex, our goal remains the same: to deliver superior value to our clients, our shareholders and our employees.

BlackRock has the world’s foremost combination of investment strategies, risk management capabilities and client-first culture to create the right solutions for our clients and to perform in all market environments.

This is why BlackRock is trusted to manage more money than any other investment firm in the world.

SUPERIOR INVESTMENT PERFORMANCE

Our primary responsibility is to generate superior investment performance on behalf of our clients.

% OF ASSETS ABOVE BENCHMARK OR PEER MEDIAN FOR 3-YEAR PERIOD


Taxable Active Fixed Income
91%
Tax-Exempt Active Fixed Income
70%
Scientific Active Equity
86%
Fundamental Active Equity
48%

$35B IN ACTIVE NET INFLOWS IN 2014

DELIVERING SUPERIOR INVESTMENT PERFORMANCE FOR OUR CLIENTS

BlackRock is positioned to leverage our deep local and global knowledge of markets, intellectual capital and best practices across teams to generate alpha in active portfolios and manage tracking error in index portfolios. Our 120 investment teams in 15 countries all share a common operating system and performance culture.

Our investment platform is built upon distinct teams with autonomous investment processes that manage a wide range of portfolios across the risk/return spectrum. Our investment teams benefit from having fundamental, model-based and index investment strategies managed on a single platform. Fundamental teams use tools developed by model-based teams, and model-based teams have access to insights developed by fundamental teams — both of which are enhanced by our index capabilities and insights.

We have a cultural principle that great investors, with their own investment processes, perform better when they have structured mechanisms to share thoughts, perspectives and information. The expertise of our investment professionals is supported by the global resources and capabilities of *Aladdin*, our proprietary risk and investment management platform, the *BlackRock Investment Institute*, which harnesses the vast intellectual output of our investment teams through a global knowledge-sharing platform, and our Risk and Quantitative Analysis team, which performs intricate risk management and quantitative analysis across all portfolio investment activities.

We strive to earn and maintain our clients' trust, by seeking to deliver superior investment performance in the portfolios we manage.

2 BLACKROCK, INC. 2014 ANNUAL REPORT

Our team-based approach to portfolio management enables us to address our clients’ investment objectives and challenges, while rigorously managing risk in their portfolios.

Our culture of knowledge sharing and collective intelligence enhances our ability to exceed our clients’ performance expectations.

BLACKROCK, INC. 2014 ANNUAL REPORT 3

relentless client focus

We are a fiduciary to our clients. Their interests always come first.

manage

$4.7T

4,000+

institutional client

of assets relationships

on behalf of clients

focused on securing better financial futures for our clients

BlackRock serves a diverse range of clients, from global institutions to intermediaries to individual investors, all of whom trust BlackRock to help secure better financial futures for themselves or those they serve.

Our specialized client teams are experts in the investment needs and challenges of our clients. They engage in consistent dialogue with clients, providing insights and advice on markets and industry events, and look across BlackRock’s diverse investment platform to create the best combination of strategies to help clients achieve their desired investment outcomes.

As a fiduciary, we represent each client fairly and equally and take a leadership role in advocating for their best interests. We work on behalf of clients to promote financial reform that increases transparency, protects investors and facilitates responsible growth of capital markets.

4 BLACKROCK, INC. 2014 ANNUAL REPORT

It is our mission to drive

results for our clients,

protecting and enhancing

the value of the assets

they entrust to us.

We deliver an unmatched

client experience, based

on understanding each client’s specific investment

objectives and tailoring

multifaceted solutions.

BLACKROCK, INC. 2014 ANNUAL REPORT 5

CLIENTS IN

100+ COUNTRIES

LONG-TERM BASE FEES BY

CLIENT TYPE

INSTITUTIONAL

30%

35%

35%

RETAIL

iShares®

A DIFFERENTIATED

investment platform

BlackRock is the only asset manager to offer active and index capabilities globally and at scale, on a single platform — across equity, fixed income, multi-asset, alternatives and cash.

Equity

Fixed Income

Alternatives

Multi-Asset

56%

32%

9%

3%

long-term assets by asset class

full range of investment solutions

BlackRock offers clients a full range of investment solutions across asset classes and geographies, extensive market intelligence and industry-leading risk management and analytic capabilities. Our investment management teams span Alpha and Beta Strategies, including equity and fixed income, Multi-Asset Strategies, Alternative Strategies and Trading & Liquidity Strategies.

As the nature of our clients’ investment challenges changes, so does the nature of the solutions they require. Increasingly, a single investment product, asset class or style does not provide a sufficient long-term solution. The breadth and diversity of BlackRock’s platform enables us to work closely with our clients to create the most appropriate blend of solutions to solve their most difficult investment challenges.

6 BLACKROCK, INC. 2014 ANNUAL REPORT

Our platform diversification enables us to create the most appropriate blend of investment strategies for our clients to achieve their desired investment outcomes.

Investment solutions across the platform are supported by unparalleled technology and risk management through Aladdin and our Risk &

Quantitative Analysis team.

1,900+

INVESTMENT PROFESSIONALS

WORLDWIDE

RETAIL AND iSHARES®

PRODUCTS EACH GENERATING $ 1B+ IN NET INFLOWS

43 IN 2013 56 IN 2014

BLACKROCK, INC. 2014 ANNUAL REPORT 7

GLOBAL & LOCAL STRENGTH

BlackRock has a broad global footprint, supporting a global investment platform and local relationships with clients.

41COUNTRIES

$1B IN ASSETS

$1,314B

WITH CLIENTS FOR WHOM WE MANAGE AT LEAST GLOBAL LONG-TERM AUM

Asia-pacific $367B

Americas $2,652B

EMEA $1,314B

BlackRock provides global and local strength to our clients, with offices in more than 30 countries and nearly 70 cities across the Americas, Europe, Asia-Pacific, the Middle East and Africa, and clients in more than 100 countries. Our global footprint is designed to deliver consistent, exceptional service across regions while supporting the localized needs of our clients.

We seek to maximize investment opportunities for our clients through the combination of our on-the-ground presence and our ability to provide the industry’s broadest set of global and local investment solutions. BlackRock’s global investment and distribution infrastructure positions us to capitalize on the future growth and development of the world’s capital markets. Our scale gives us the flexibility to innovate and adapt the global and local nature of our platform to best serve our clients’ changing needs.

8 BLACKROCK, INC. 2014 ANNUAL REPORT

Our deep understanding of local markets, industries and regulatory dynamics positions us to maximize investment opportunities for clients in more than 100 countries.

Our unifying technology system, Aladdin, powers global interconnectivity for clients and employees so that all phases of the investment process run seamlessly.

12,000+ EMPLOYEES GLOBALLY

EMPLOYEES BY REGION

AMERICAS 53%

EMEA 28%

ASIA-PACIFIC 19%

BLACKROCK, INC. 2014 ANNUAL REPORT 9

RISK MANAGEMENT & ALADDIN

BlackRock assesses and manages risk through a dedicated team of independent risk management professionals and an ever-evolving Aladdin technology platform.

setting the standard for effective risk management & technology

BlackRock sets the standard for risk management, analytics and investment technology.

Our risk management philosophy is based on the notion of maintaining a culture of constructive challenge. BlackRock’s independent risk management professionals partner with investment, operational and technology professionals to share subject matter expertise and timely information on portfolio and enterprise risk. Their goal is to ensure deliberate, diversified and scaled risk-taking in our clients’ portfolios, while also ensuring that the firm operates safely and reliably.

Our Aladdin investment platform is an unmatched operating and central nervous system for investment and risk managers, which unites the information, people and technology needed to manage money on a single platform. We created Aladdin specifically to help manage risk and track results in our clients’ portfolios, including investment, operational, liquidity and counterparty risks. Aladdin helps to facilitate better decision-making, more effective risk management and more efficient trading on behalf of BlackRock’s asset management clients.

In addition, many institutions rely on Aladdin to analyze and manage their own assets.

Aladdin powers collective intelligence by providing tools to help investment managers communicate better, see clearer, work smarter, move faster and scale further. Aladdin serves as a common language across functions and geographies; provides timely and accurate insight into holdings, exposures and risks; places key information at our fingertips for effective investment and risk management decisions; and gives investment management professionals the ability to process data and orders with consistency, efficiency and speed.

ALADDIN USED BY CLIENTS IN 47 COUNTRIES

20,000+ USERS OF ALADDIN TECHNOLOGY

10 BLACKROCK, INC. 2014 ANNUAL REPORT

Aladdin combines sophisticated risk analytics with comprehensive portfolio management, trading and operations tools.

Aladdin supports the firm and its clients through informed decision-making, effective risk management, efficient trading and operational scale.

ALADDIN BUSINESS REVENUE

2014 $474M

2013 $433M

2012 $384M

POWERED BY 1,000+ DEVELOPERS

BLACKROCK, INC. 2014 ANNUAL REPORT 11

WE ARE ONE BLACKROCK

WE ARE PASSIONATE ABOUT PERFORMANCE

WE ARE A FIDUCIARY TO OUR CLIENTS

WE ARE INNOVATORS

At BlackRock, we work together to help millions of investors around the world build together to help millions of investors around the world build better financial futures. We operate our business with a fiduciary mind-set — which means putting our clients’ interests first. Their trust and confidence in us is our most valuable asset.

12 BLACKROCK, INC. 2014 ANNUAL REPORT

Our people take emotional ownership over what they do and We also challenge ourselves — and each other — are intensely focused on performing at the highest levels to collectively raise our game and insist on the highest on behalf of stakeholders — including clients, shareholders ethical standards. We set high standards for talent and fellow employees. They are dedicated to continuous and employ a deliberate process to develop our people, innovation in order to bring the best of BlackRock to our in order to best serve our clients and shareholders. clients. Introducing new and innovative approaches across It is the strength of our next generation of leaders that all dimensions of our business has been a foundational will drive BlackRock’s future success. component of our ability to deliver for our clients, and we believe there is always room for improvement and new ideas.

BLACKROCK, INC. 2014 ANNUAL REPORT 13

financial highlights

($mm, except share data)

2014

2013

2012

Revenue

$

11,081

$

10,180

$

9,337

Net income attributable to BLK, GAAP

3,294

2,932

2,458

Net income attributable to BLK, as adjusted

3,310

2,882

2,438

Operating income, as adjusted

4,563

4,024

3,574

Operating margin, as adjusted

42.9%

41.4%

40.4%

Per Share

Diluted earnings, GAAP

$19.25

$16.87

$13.79

Diluted earnings, as adjusted

19.34

16.58

13.68

Dividends declared

7.72

6.72

6.00

Diluted weighted-average common shares

171,112,261

173,828,902

178,017,679

Total AUM (end of period)

$4,651,895

$4,324,088

$3,791,588

drivers of shareholder value

Share Repurchases:

$1.5B $1.0B $1.0B

Dividends Per Share:

LONG-TERM OPERATING CAPITAL EARNINGS ORGANIC MARGIN, MANAGEMENT PER SHARE, AUM GROWTH AS ADJUSTED AS ADJUSTED

4.5% 13% $7.72 19%

42.9% $19.34

CAGR CAGR

41.4%

40.4% $16.58

$6.72

3.4% $13.68

$6.00

-0.1%

2012 2013 2014 2012 2013 2014 2012 2013 2014 2012 2013 2014

Please review the Important Notes on page 23 for information on certain non-GAAP figures shown above and through page 22, as well as for source information on other data points on pages 2 through 22.

14 BlackRock, Inc. 2014 annual RepoRt

laurence d. fink Chairman and Chief Executive Officer

MY FELLow SHAREHoLDERS:

For 26 years, BlackRock has dedicated itself to helping clients build better financial futures. Today, those clients trust us to manage more money than any other investment firm in the world. And we believe that BlackRock’s differentiated offering — combining a full range of active and index strategies with a strong risk management culture — has never been more essential than it is now.

Financial, technological and social changes are remaking the global economy and the way capital flows through it. Divergence is increasing, as nations around the world follow different trajectories in economic growth, monetary policy, asset prices and currency valuations. Central bank actions, political events and disruption in the energy market are driving volatility in global financial markets while also creating the potential for new risks. Technology is changing the way we live and spend. And longevity is driving demographic upheaval.

Since our founding in 1988, BlackRock has never wavered in acting as a fiduciary for our clients. This year’s annual report explores how BlackRock continues to fulfill that mission — and lay a foundation for long-term growth — by continuing to build a strong and agile platform that can anticipate change and adapt ahead of a shifting economic and financial landscape, without compromising our relentless focus on risk management and performance for our clients.

2014 RESULTS: DELIVERING SHAREHoLDER VALUE BY MEETING CLIENT NEEDS

Our 2014 results demonstrate the strength of BlackRock’s global investment platform backed by Aladdin analytics, risk management and advisory capabilities — which continue to differentiate BlackRock and allow us to generate consistent organic asset and revenue growth for our shareholders.

Overall, BlackRock generated long-term net inflows of $181 billion, and more than $200 billion of overall net inflows when taking into account our cash management business. And we hit several major milestones in the year, including crossing $500 billion in retail assets under management, $1 trillion in iShares assets under management and generating the highest institutional flows we’ve seen since 2009.

2014 revenue was $11.1 billion, with operating income, as adjusted, of $4.6 billion, up 9% and 13%, respectively, versus 2013. Earnings per share, as adjusted, rose 17% year over year, and since 2007 (the final year of pre-crisis earnings), BlackRock has grown earnings per share, as adjusted, by 142%, versus 76% for the S&P 500 and 9% for the S&P Financials.

confronting change

At BlackRock, we are constantly looking at the world — and at ourselves — to assess whether our products, our services and our strategies can meet the challenges that tomorrow will present. The disruptions that occurred or crystallized in 2014 — in technology, financial markets, and longevity and retirement — are having a major impact on how we and our clients live, work and invest.

A Divergent World

Today’s investors are faced with a diverse set of challenges roiling global markets. Interest rates remain at historically low (or even negative) levels, central bank policy continues to outweigh market fundamentals, currency volatility has spiked and we are seeing dramatic shifts in oil prices.

The Federal Reserve is setting the stage for higher interest rates in the U.S., but the low-for-long theme remains pervasive. The European Central Bank, by contrast, is pursuing quantitative easing, pushing European bond yields into negative territory. Given the lack of effective fiscal policy by governments, the European Central Bank’s steps will be critical in buying Europe the time it needs to heal and grow.

BLACKROCK, INC. 2014 ANNUAL REPORT 15

However, while these actions are keeping borrowing costs low, they are also impacting how investors are saving for the future, forcing them to take increasing risk as core bond allocations are insufficient to meet the growing liability burdens of pension funds, insurers and retirees.

Politicians, central bankers and regulators have rightly identified asset-price bubbles as a serious source of risk, yet the unintended consequences of aggressive monetary policy are the biggest driver of such bubbles today. Yield- starved investors attempting to meet future liabilities are turning to lower-rated credits and longer-duration assets. Not only is this driving prices ever higher in certain asset categories, but it is also contributing to greater portfolio concentration in more volatile areas of the market than historical norms.

The situation is worsening every day, as the pool of funds in search of returns grows larger. To meet the needs of longer lives and soaring healthcare costs, for example, companies are stepping up contributions to their pension funds. For the same reasons, individuals are adding to their defined contribution accounts. And insurers are writing new policies, whose premiums need to be invested to meet future liabilities. Today’s pre-retirees in particular face a stark set of choices: put their cash in the bank at a near-zero or negative yield, search in vain for a capital-starved insurer who can provide a guaranteed income product, or step further out onto the risk curve at a time when they should be seeking income rather than capital appreciation.

This mix of growing assets and shrinking yields is creating a dangerous imbalance. Yet monetary policy makers seem insufficiently attuned to the conundrum their actions are creating for investors: reach for yield and continue to fuel an expanding bubble, or remain on the sidelines and watch unfunded liabilities grow unchecked. This increasingly desperate search for yield is now the greatest source of prudential risk in the financial system — and one that central bankers and regulators ignore at our collective peril if they hope to truly reduce risk in the system.

In addition to their impact on interest rates and risk markets, divergent monetary policies also are creating volatile

Pictured laurence D. Fink

left to right: Chairman & Chief Executive Officer

Pictured laurence D. Fink

left to right: Chairman & Chief Executive Officer

Kenneth F. Kroner

Global Head of Multi-Asset Strategies, Head and Chief Investment Officer of Scientific Active Equity

charles s. Hallac

Co-President

gary s. shedlin

Chief Financial Officer

Jeffrey a. smith

Global Head of Human Resources Derek N. stein

Global Head of Business Operations & Technology

philipp Hildebrand

Vice Chairman

Bennett w. golub

Chief Risk Officer

kendrick R. wilson iii

Vice Chairman

Barbara G. novick

Vice Chairman

Quintin R. price

Global Head of Alpha Strategies

BLACKROCK, INC. 2014 ANNUAL REPORT 16

conditions in currency markets. The specter of a U.S. rate hike has exerted upward pressure on the dollar, while the euro is exhibiting extraordinary weakness.

Since peaking in the early 2000s, the U.S. dollar index weakened by more than 40% through the financial crisis in 2008, helping to form a critical piece of the foundation for the U.S. to increase global competitiveness and emerge from recession. Since last July, the dollar has given back much of that competitive advantage, strengthening by 25% versus a basket of global currencies over only a matter of months as divergent economic conditions and central bank actions have sent currency markets into one of the most volatile periods on record.

And while first the yen and more recently the euro have made headlines, emerging market currencies have in some cases experienced an even greater impact — with the value of the Brazilian real falling by more than half in the past four years (and more than 30% since just mid-2014) and the Mexican peso sitting at an all-time low versus the U.S. dollar. These shifts will have a marked influence on global capital flows and investment, and correctly identifying winners and losers will materially influence portfolio returns.

In particular, the relative valuation of the U.S. dollar is now having a rapid and material impact on U.S. companies and their ability to compete in a global market. While the U.S. economy as a whole is not overly exposed to exports, many of our largest and most influential companies are. We believe that this will lead to an erosion in confidence on the part of CEOs, with the potential to slow both investment decisions and future growth in the U.S.

In addition to divergent monetary policy and shifting exchange rates, the new paradigm for oil prices will contribute to continued volatility.

Cheap oil will act as a sizable tax cut for the global economy, potentially leading to a major redistribution of wealth. But the effects will not be uniform: high-cost energy production economies are experiencing headwinds; countries like the U.S., China and India are experiencing the benefits of stimulus; and countries that have seen currency devaluation

Mark K. Wiedman

Global Head of iShares

Salim Ramji

Global Head of Corporate Strategy Linda G. Robinson

Global Head of Marketing & Communications

Matthew j. Mallow

General Counsel

Mark S. McCombe

Global Head of BlackRock’s Institutional Client Business and Chairman of BlackRock Alternative Investors

j. Richard kushel

Chief Product Officer and Head of Strategic Product Management

Ryan Stork

Head of Asia-Pacific

Robert L. Goldstein

Chief Operating Officer and Head of BlackRock Solutions

Amy L. Schioldager

Global Head of Beta Strategies

David j. Blumer

Head of Europe, Middle East & Africa

Robert W. Fairbairn

Global Head of Retail & iShares

Robert S. kapito

President

BLACKROCK, INC. 2014 ANNUAL REPORT 17

in recent months are experiencing more modest gains.

More shocks can be expected as production decisions and the demand side seek equilibrium, but ultimately lower energy prices should benefit the global economy.

Technological Transformations

In the 1990s, the world spoke of change driven by information technology as occurring at “Internet speed.” Today, the snowballing effects of technology are making that pace seem glacial by comparison.

One example of how technology fosters rapid market transformation is the abrupt rise of the “sharing economy” — companies such as Uber, ZipCar or China’s Kuaidi. Convenience is the obvious benefit of services such as these, but over time they will also influence major consumer spending decisions, and in turn, capital flows. Low-cost taxi options or car-sharing services, for example, are making car ownership less necessary. Home-rental services like Airbnb are eating into hotel revenues and simultaneously turning homes into income-generating assets. Crowd funding and peer-to-peer lending are providing entirely new avenues for raising capital. While the long-term effects of these trends are difficult to predict, there is no question that the sharing economy is reshaping the way capital moves through the system.

These popular new consumer technologies attract a great deal of attention, but technology’s impact on such traditional sectors of the economy as energy, agriculture and manufacturing is perhaps even more profound. The recent fall in oil prices was driven in large part by technology, as new exploration and extraction technologies accelerated supply ahead of demand. In response, the number of oil rigs operating in the U.S. has fallen by nearly half in just the past four months, yet output continues to rise as larger and higher-yielding shale wells drive record production. U.S. crude inventories are now at their highest seasonal levels in 80 years, sparking concerns about storage capacity.

In the agricultural sector, Dow Chemical recently developed a new technology improving how fertilizer bonds with soil. Although this development has received far less attention than Uber or fracking, its potential long-term impact is just as significant, and perhaps even greater. This innovation will reduce nitrogen leaching, dramatically lessening the environmental impact of agriculture. Farmers will apply fertilizer less frequently, increasing productivity and ultimately creating efficiencies for end consumers.

Technology also remains a critical factor in our own industry, speeding and democratizing access to information, enabling investors to react to sudden shifts in the markets driven by divergence and technology and creating demand for a higher quality client experience.

Perhaps no area is more affected by technology today than jobs. Factories are increasingly staffed by robots, not laborers. Drones may soon deliver our packages or even our meals. As automation drives extraordinary increases in productivity, millions of workers globally are being displaced, with the burden falling disproportionately on lower-skilled workers and new entrants to the job market. And in a global economy, the pressure to educate and train a skilled workforce has never been more intense.

Longevity and Retirement

Automation is not the only challenge workers are grappling with in a changing world. They must also confront one of the defining social and economic challenges of our age: preparing for longer lives.

The effects of longevity are multifaceted. Longevity will reshape the job market, as younger workers find it more and more difficult to enter the workforce. It will dramatically alter the nature and cost of healthcare, as the number of high- cost patients grows. But most of all, longevity will require people and governments across the world to take a new approach to retirement — to encourage, or even mandate, widespread savings.

Longer lifespans mean a greater savings burden, and the world is woefully underprepared. According to BlackRock’s Global Investor Pulse Survey, 69% of investors globally worry they won’t be able to live comfortably in retirement.

The cost of living longer is coinciding with divergent economic prospects, low yields and modest growth. Adding to the problem, people all over the world are underinvested — if they are invested at all — while governments face diverse policy challenges.

Nations with overly generous pension plans risk not being able to fulfill their obligations. Those with no support for their retirees could face immense poverty, a growing drain on resources and civil unrest. Even nations in the middle, like the U.S., have millions of people underinvested and overly dependent on Social Security — which was not designed to support widespread longevity. Countries that meet this daunting challenge head-on will come to lead the next century. Countries that shrink from it do so at great risk.

investing in the firm’s future

Twenty-six years ago, we founded BlackRock with the belief that even in an established industry like fixed income investing, we could succeed with a new approach — a dedication to assessing risk and an obsession with building the best technology to help us do it. In the ensuing years, we combined our depth of analysis, driven by technological innovation, with an ever-widening range of long-term solutions to provide more and more clients a reason to come to BlackRock.

It worked because we have never stopped innovating. We have always looked for ways to invest in improving our technology, our approach to risk management and our ability to meet our clients’ needs. At the core is a recognition that we cannot coast on reputation, past successes or size, but must engage in an ongoing process of reinvention.

Today, in the face of the many obstacles making our clients’ near- and long-term investment objectives more complex, we continue to look every day for new ways to invest in the firm to better meet their needs.

BLACKROCK, INC. 2014 ANNUAL REPORT 18

Investing in a Diverse Global Platform

Our work to diversify our platform is especially critical in today’s investment landscape where a single investment product, asset class or style is increasingly insufficient.

The need to anticipate and develop investment solutions in the face of changing client needs is why BlackRock’s business model is deliberately equipped with such a wide range of capabilities.

Our investment in expanding our global reach and investment solutions for clients is reflected in the increasingly diverse flows into our products, both in terms of asset class and geography. In 2014, we saw net inflows of $52 billion in equity, $96 billion in fixed income, $29 billion in multi-asset and $4 billion in alternatives; $35 billion in active and $146 billion in index; $55 billion in Retail, $101 billion in iShares and $25 billion in Institutional. We had net inflows of more than $1 billion in 13 countries in 2014, and we now manage more than $1 billion in assets for clients in each of 41 countries.

Clients are capitalizing not just on our wide range of investments and solutions, but also on the investment advice and thought leadership generated by our portfolio managers, the BlackRock Investment Institute and our Financial Markets Advisory team. The BlackRock Investment Institute provides a platform for BlackRock’s investment teams to exchange ideas, debate investment topics and share expertise, keeping our investment professionals connected and informed and serving as a key source of advice for professional investors worldwide. Our Financial Markets Advisory team partners with sophisticated financial institutions and government entities on their most complex balance sheet, risk and governance challenges to provide impartial and actionable advice, which has been increasingly sought-after in an ever-shifting political and regulatory environment.

One of our investment offerings that we have continued to grow in recent years is alternatives, including infrastructure — with options from energy to transportation and more — giving clients increased access to inflation protection, diversification, the potential for capital appreciation and long-duration returns. These investments are sorely needed — estimates have put the global infrastructure funding gap as high as $1 trillion per year, leading to massive amounts of lost growth. The American Society of Civil Engineers has estimated that by 2020, “aging and unreliable” infrastructure will cost American businesses $1.2 trillion.

In 2014, BlackRock closed our second renewable power infrastructure fund, positioning us as one of the leading global renewables platforms in the industry — and providing power to more than 100,000 households. BlackRock’s Infrastructure Investment Group also works to promote improved public- private partnerships, which jointly increase opportunities for investors and help governments access much-needed sources of capital. In March 2015, BlackRock teamed with Pemex, Mexico’s national oil company, in a landmark public- private infrastructure partnership, the first since a series of historic energy reforms were approved in Mexico in 2013.

The partnership will finance two natural gas pipelines critical to Mexico’s continued economic growth. These initiatives show how infrastructure can offer long-term benefits to both investors and the economies where they spur economic growth and job creation.

Investing in Performance

We recognize that even the most comprehensive solutions will be insufficient without strong and consistent investment performance. And since the financial crisis, we have made significant investments in improving performance that are now bearing fruit.

We began by restructuring much of our active fixed income business, and these investments in performance are now driving significant results for clients. With 91% of taxable fixed income assets above benchmark or peer median for the 3-year period, BlackRock saw $28 billion in active fixed income net inflows in 2014, contributing to $96 billion of total fixed income net inflows for the year. These flows spanned a variety of sub-asset classes, including unconstrained, high yield and core bond, reflecting the stability, breadth and strong performance of our fixed income franchise.

Our scientific active equity platform, where we have made significant enhancements to our investment processes over recent years, has delivered outstanding performance, with 97% of assets above benchmark or peer median over the last five years.

And we continue to make progress on the reinvigoration and globalization of our fundamental active equity business. We’ve streamlined our investment process and recruited top-quality managers to add to our existing talent base. We are seeing good progress from the steps we’ve taken to improve investment performance, although we still have work to do to meet both our own and our clients’ expectations.

The strength in performance across our platform is reinforced by our team-based approach to portfolio management.

We do not have a single centralized CIO, a house view or any one person setting investment strategy across our platform. Our process encourages our teams to stay connected and embrace collective intelligence, through the BlackRock Investment Institute and Aladdin, while enabling them to make independent portfolio construction decisions to meet clients’ objectives.

We’re also investing to ensure we have the best offerings across the full range of active and index products to meet our clients’ needs. To that end, we continue to improve and broaden our iShares offering by focusing on product use and client segments. As adoption spreads, our client base is becoming more diverse, and iShares are being utilized as core investments, precision exposures and financial instruments. Our iShares business — which drove $101 billion of net new business in 2014 — now represents 22% of total AUM. We are aggressively targeting growth in the fixed income ETF market, in which BlackRock was the global leader in flows in 2014, and which we believe is the next frontier for ETFs.

We also are challenging ourselves to be even more nimble in

BLACKROCK, INC. 2014 ANNUAL REPORT 19

being first to market with products that meet new investment themes of interest to our clients.

Investing in Technology

At the heart of BlackRock’s philosophy since our earliest days is the belief that technology and risk management are critical to understanding and managing assets, regardless of investor profile, timeframe or asset class.

That belief drove our decision in 2000 to make Aladdin available to institutional investors through BlackRock Solutions, combining sophisticated risk analytics with comprehensive portfolio management, trading and operations tools on a single platform to power informed decision-making, effective risk management, efficient trading and operational scale.

Aladdin provides a unique competitive advantage for BlackRock, transforming our internal risk management system — a substantial cost for most companies — into a revenue- generating business. Aladdin’s growing value as a third-party platform positions BlackRock to invest a consistent and growing stream of profits into improving our technology and expanding our offerings, powering a constant upgrade cycle for the Aladdin community and driving network-effect benefits for our clients and our shareholders.

We also are seeing increased global adoption of Aladdin technology, as investors around the world are looking to consolidate multiple legacy systems and establish a common technology language. In 2014, we added our first Aladdin client based in Latin America, and we now have clients actively using Aladdin in 47 countries around the world.

For all of the increased use of technology in the financial world in recent years, much of the industry’s most sophisticated and valuable technology has remained accessible only to the largest investors and market participants.

We believe these same tools can benefit retail investors, and we are investing to leverage BlackRock’s Aladdin technology more broadly to help financial advisors and consumers begin to directly take advantage of our investment and risk management capabilities.

BOARD OF DIRECTORS

Pictured Mathis Cabiallavetta

left to right: Vice Chairman of the Boarc

Swiss Re Ltd.

Robert S. kapito

President BlackRock, Inc.

William S. Demchak

President and Chief Executive Officer The PNC Financial Services Group, Inc.

jessica Einhorn

Former Dean

Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University

Fabrizio Freda

President and Chief Executive Officer The Estee Lauder Companies Inc.

Pamela Daley

Former Senior Vice President of Corporate Business Development General Electric Company

Murry S. Gerber

Former Executive Chairman and Chief Executive Officer EQT Corporation

David H. komansky

Former Chairman and Chief Executive Officer Merrill Lynch & Co., Inc.

BLACKROCK, INC. 2014 ANNUAL REPORT 20

Technology has not only shaped the way BlackRock serves clients and views risk management — it also drives the way we build investment solutions. Technology and data science are enabling BlackRock to combine our fundamental investment expertise with the best of scientific and index investing to create innovative investment strategies for clients — expanding the concepts of model-based investing and smart beta and thinking beyond established product categories.

And this ability to leverage “Big Data” translates across the BlackRock organization — data mining from our scientific active equity team can help our fundamental equity portfolio managers gain additional insights into sentiment and pricing trends, while fundamental managers can help model- based teams to pinpoint investment themes and weight inputs more appropriately.

Investing in New Solutions for Retirement

A new paradigm for longevity requires a new approach to saving for the future, and we’re responding with a consumer- focused effort to reorient investors’ ideas of how to save effectively. At the center of our efforts is a push to shift focus away from the “nest egg” and to a more important measure: retirement income.

Instead of aiming for a lump sum — which is a tangible goal but not particularly helpful in planning for the future — our mission is to help investors translate their current savings into their income each year in retirement. As part of these efforts, we have developed CoRI®, a groundbreaking set of indices to help investors estimate the cost of annual retirement income. We will work closely with investors and their financial advisors on ways to close the gap between where they are today and the income they really need: by saving more, working longer or investing differently.

Retirement is at the core of what we do — two-thirds of the assets we manage are related to retirement — and this initiative is built on BlackRock’s unique and wide-ranging capabilities: our technology and portfolio construction expertise; an unrivaled product set in our full range of active and index vehicles; and our unmatched risk-based technology, including Aladdin’s risk analytics and the CoRI indices.

Sir Deryck Maughan

Former Senior Advisor Kohlberg Kravis Roberts & Co. L.P.

Cheryl D. Mills

Founder and Chief Executive Officer BlackIvy Group

Thomas H. O’Brien*

Former Chairman and Chief Executive Officer The PNC Financial Services Group, Inc.

Marco Antonio Slim Domit

Chairman

Grupo Financiero Inbursa *Lead Independent Director

Ivan G. Seidenberg

Former Chairman and Chief Executive Officer Verizon Communications, Inc.

john S. Varley

Former Chief Executive Barclays PLC

Susan L. Wagner

Former Vice Chairman BlackRock, Inc.

Laurence D. Fink

Chairman and Chief Executive Officer BlackRock, Inc.

Abdlatif Y. Al-Hamad

Director General and Chairman Arab Fund for Economic and Social Development

james Grosfeld

Former Chairman and Chief Executive Officer Pulte Homes, Inc.

We believe that our leadership on the retirement challenge will not only serve investors, but also put us at the center of the most sizable opportunity in our industry, as we continue to cement our position in the market as a trusted source of advice and long-term solutions.

Investing in New Approaches to Social Responsibility

An increasing number of investors are looking for investment strategies that advance not only financial outcomes, but social outcomes as well. While the roots of this movement can be traced back many years, the frequency and complexity of these mandates are increasing.

BlackRock offers a range of investment strategies that incorporate environmental or social considerations, and currently manages more than $225 billion in strategies designed to align clients’ portfolios with their social and environmental objectives and values, including recent launches like CRBN, our Low Carbon iShares ETF. And, this year, BlackRock has unified its approach to elevate investing through the launch of BlackRock Impact, a dedicated platform that enables investors to target specific, measurable social or environmental objectives in addition to their financial goals.

investing in Our People

Building a strong and diverse leadership bench is critical to ensuring that we have the talent we need for BlackRock’s next quarter-century. That is why we are making significant investments in talent across the firm. We have invested in the development of leaders at all levels, whether they are just graduating college or in the midst of a successful career. Each year, the Board of Directors devotes significant time to identify the firm’s top talent and assess how to develop them into the firm’s future leaders. At our September Board meeting, we reviewed more than 300 individuals to assess the highest and best use of our top talent. The leadership changes we announced in the second quarter of 2014 — which moved senior leaders into new roles and locations to create new challenges and broader perspectives — are an example of these efforts and are already driving growth for the firm and improving our daily operations.

We are constantly working to improve diversity at BlackRock, from the Board of Directors to the trading floor. Our Human Capital Committee, comprised of 47 senior leaders around the world, drives our Talent and Diversity Agenda and looks for ways for the firm to continuously improve its efforts. More than 60% of our employees participate in one of our employee networks, such as our Women’s Initiative Network, Veteran’s Network or Multicultural Network.

Simply put, we believe that teams with a diversity of experience, backgrounds and perspectives make better decisions and drive more innovation than homogenous teams. We take a broad perspective on our diversity efforts, applying our approach around the world, within the context of each region in our footprint. We believe our success as a company depends on our ability to develop leaders with both a global perspective and a deep understanding of the local markets in which they operate.

building on blackrock

This annual report highlights how the platform we’ve created over time translates into long-term value for clients and shareholders even in the face of global market upheaval.

But it also gives us a chance to look toward the future. BlackRock has stayed ahead of the competition over time by thinking long term: building the technology, talent and investment solutions that our clients and shareholders can build on, and that will pay dividends for decades, not just quarters.

Planning for the long term is in our DNA. It’s a philosophy that guides us as both stewards for our shareholders and investors on behalf of our clients. It’s why we publicly encourage companies to build long-term value. It’s why we are constantly reviewing and reshaping our product offerings. It’s why we increasingly invest in upgrading Aladdin to adjust for changing markets. And it’s why we are always looking to recruit and develop people who understand not just what the world is — but what it will be, and why.

As we look to BlackRock’s future, I want to thank our clients for their continued trust, our shareholders for their continued support and our employees for their unwavering dedication to serving our clients. I also want to recognize our Board of Directors. October marked our 15th anniversary as a public company, and over the years, our Board has been instrumental in helping guide BlackRock’s leadership team in developing strategies for future growth. Each Board member brings a unique background and perspective to the table, and I am grateful for both their individual and collective wisdom, expert guidance and tireless commitment to a better BlackRock.

Financial, technological and social transformations present a host of challenges for our clients and our business, and I am confident that BlackRock is equipped to meet those challenges head-on. The combination of active and index strategies on a single global platform across asset classes — supported by a strong risk management philosophy and infrastructure, technology, investment advice and a fiduciary culture — sets BlackRock apart from other firms in the financial services industry.

The power of the platform we have built is why BlackRock is trusted to manage more money than any other investment firm in the world — and why we will remain relentless in our focus to reward the trust you and investors around the globe have placed in us, as we continue to build for the future.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

22BLACKROCK, INC. 2014 ANNUAL REPORT

IMPORTANT NOTES

OPINIONS
Opinions expressed through page 22 are those of BlackRock, Inc. as of March 2015 and are subject to change.

BLACKROCK DATA POINTS
All data through page 22 reflect full-year 2014 results or as of December 31, 2014, unless otherwise noted. 2014 organic growth is defined as full-year net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2013. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.

GAAP AND AS ADJUSTED RESULTS
See pages 31-33 of the Financial Section for explanation of the use of Non-GAAP Financial Measures.

PERFORMANCE NOTES
Past performance is not indicative of future results. Investing involves risk, including possible loss of principal.

Except as specified, the performance information shown is as of December 31, 2014, and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European domiciled retail funds and separate accounts for which performance data is available, including performance data for high-net-worth accounts available as of November 30, 2014. The performance data does not include accounts terminated prior to December 31, 2014, and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross of fees for U.S. retail, institutional and high-net-worth separate accounts as well as EMEA institutional separate accounts, and net of fees for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all *iShares* funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2014, for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.

BLACKROCK, INC. 2014 ANNUAL REPORT 23

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CORPORATE INFORMATION

CORPORATE HEADQUARTERS
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055
(212) 810-5300

STOCK LISTING
BlackRock, Inc.'s common stock is traded on the New York Stock Exchange under the symbol BLK. At the close of business on March 31, 2015, there were 289 common stockholders of record.

INTERNET INFORMATION
Information on BlackRock's financial results and its products and services is available on the Internet at www.blackrock.com.

FINANCIAL INFORMATION
BlackRock makes available, free of charge, through its website at www.blackrock.com, under the heading "Investor Relations," its Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, its Proxy Statement and Form of Proxy and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. The Company has included as Exhibit 31 to its Annual Report on Form 10-K for fiscal year ended December 31, 2014, with the Securities and Exchange Commission, certificates of the Chief Executive Officer and Chief Financial Officer of the Company certifying the quality of the Company's public disclosure, and the Company has submitted to the New York Stock Exchange a certificate of the Chief Executive Officer of the Company certifying that he is not aware of any violation by the Company of New York Stock Exchange corporate governance listing standards.

Deloitte & Touche LLP has provided its consent to the inclusion of its reports dated February 27, 2015, relating to the consolidated financial statements of BlackRock, Inc., and the effectiveness of BlackRock, Inc.'s internal control over financial reporting, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which has been filed as Exhibit 23.1 to such report.

INQUIRIES
BlackRock will provide, free of charge to each stockholder upon written request, a copy of BlackRock's Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and Form of Proxy and all amendments to those reports. Requests for copies should be addressed to Investor Relations, BlackRock, Inc., 55 East 52nd Street, New York NY 10055. Requests may also be directed to (212) 810-5300 or via e-mail to invrel@blackrock.com. Copies may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. Stockholders and analysts should contact Investor Relations at (212) 810-5300 or via e-mail at invrel@blackrock.com.

DIVIDEND POLICY
The declaration of and payment of dividends by BlackRock are subject to the discretion of our Board of Directors. On January 14, 2015, the Board of Directors approved a quarterly dividend of $2.18, which was paid on March 24, 2015, to stockholders of record on March 6, 2015.

REGISTRAR AND TRANSFER AGENT
Computershare
480 Washington Boulevard
Jersey City, NJ 07310-1900
(800) 903-8567

BLACKROCK OFFICES WORLDWIDE
BlackRock has offices in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

AMERICAS
Atlanta
Baltimore
Bloomfield Hills
Bogotá
Boston
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Charlotte
Chicago
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Houston
Jacksonville
La Jolla
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Mexico City
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Pittsburgh
Princeton
San Francisco
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St. Louis
Toronto
Washington, DC
West Des Moines
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EMEA
Amsterdam
Bratislava
Brussels
Cape Town
Copenhagen
Douglas
Dubai
Dublin
Edinburgh
Frankfurt
Geneva
London
Luxembourg
Madrid
Milan
Munich
Paris
Peterborough
St. Helier
Stockholm
Vienna
Warsaw
Zürich

ASIA-PACIFIC
Beijing
Brisbane
Gurgaon
Hong Kong
Kuala Lumpur
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo

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©2015 BlackRock, Inc. All Rights Reserved. BlackRock, *iShares*, *BlackRock Solutions*, *Aladdin* and LifePath are registered trademarks of BlackRock, Inc. or its subsidiaries in the United States and elsewhere.

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